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                                                                   EXHIBIT 99.1


                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.


     Dated: January 12, 1999


                                       ACQUEREN, INC.


                                       By: /s/ Daniel Dror
                                          ----------------------------------
                                          Daniel Dror, Chairman and
                                          Chief Executive Officer


                                       DANIEL DROR & COMPANY, INC.


                                       By: /s/ Daniel Dror
                                          ----------------------------------
                                          Daniel Dror, President


                                       Erick Friedman

                                       By: /s/ Erick Friedman
                                          ----------------------------------
                                          Erick Friedman